UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2004
                                                   ------------


                          GVI SECURITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                   000-21295                   77-0436410
----------------------------       ------------          ----------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation)             File Number)          Identification Number)



           2801 Trade Center Drive, Suite 120, Carrollton, Texas 75007
           -----------------------------------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (972) 245-7353
                                                           --------------

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

           On July 1, 2004, GVI Security Solutions, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Rapor, Inc., a Florida corporation ("Rapor"), and Rapor Acquisition Corp., a newly formed wholly-owned subsidiary of the Company ("Acquisition Corp."). A copy of the Merger Agreement has been filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

           Pursuant to the Merger Agreement, upon closing, Rapor would merge (the "Merger") with Acquisition Corp. and become a wholly-owned subsidiary of the Company, and the stockholders of Rapor would be issued (i) an aggregate of 2,707,852 shares of the Company's common stock, par value $.001 per share ("Common Stock"), and (ii) seven-year warrants (the "Warrants") to purchase an aggregate of 1,353,925 shares of Common Stock at an exercise price of $3.04 per share. The Merger Agreement provides for customary closing conditions. The Company anticipates closing the Merger in July 2004 although there can be no assurance in such regard.

           Rapor is a developer, manufacturer and distributor of integrated security systems that control access to restricted areas. Rapor's patented access control systems combine an access control door with components such as metal detectors, screening devices and other sensors. Rapor's products have been installed in airports, high-tech manufacturing facilities, office buildings and courthouses, among others.

           For the year ended December 31, 2003, Rapor sustained a net loss of $430,401 on revenues of $648,447.

           In connection with the Merger, and pursuant to the Merger Agreement, the Company will enter into a Registration Rights Agreement with the stockholders of Rapor pursuant to which the Company will agree to register (i) the shares of Common Stock to be issued in the Merger to Rapor's stockholders, and (ii) the shares of Common Stock issuable upon exercise of the Warrants. A copy of the Registration Right Agreement has been filed as Exhibit 2.2 to this Current Report and is incorporated herein by reference.

           As a condition to the Company consummating the Merger, the holders of 75% of Rapor's shares of common stock outstanding prior to the Merger will be required to enter into a Voting Agreement pursuant to which such holders will agree to vote their shares of Common Stock in the same manner as GVI Acquisition LLC votes its shares of Common Stock. A copy of the Voting Agreement has been filed as Exhibit 2.3 to this Current Report and is incorporated herein by reference.

           Joseph Rosetti, a director of the Company, is also a director of Rapor. Mr. Rosetti is also the direct holder of approximately 12% of Rapor's outstanding common stock, and a principal partner in a partnership, established for the benefit of members of his family, that holds approximately 7.5% of Rapor's outstanding common stock.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated as of June 30, 2004, by and among GVI Security Solutions, Inc., Rapor, Inc., and Rapor Acquisition Corp.

Exhibit 2.2 Form of Registration Rights Agreement, dated as of July __, 2004, by and among the GVI Security Solutions, Inc and the stockholders party thereto.

Exhibit 2.3 Form of Voting Agreement, dated as of July __, 2004, by the stockholders party thereto in favor of GVI Acquisition LLC.

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                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 15, 2004

                                         GVI SECURITY SOLUTIONS, INC.


                                         By: /s/ Nazzareno E. Paciotti
                                             ----------------------------------
                                             Name:  Nazzareno Paciotti
                                             Title: Chief Executive Officer and
                                                    Chief Financial Officer

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                                  EXHIBIT INDEX


No.      Description
----     -----------

2.1 Agreement and Plan of Merger, dated as of June 30, 2004, by and among GVI Security Solutions, Inc., Rapor, Inc., and Rapor Acquisition Corp.

2.2 Form of Registration Rights Agreement, dated as of July __, 2004, by and among the GVI Security Solutions, Inc and the stockholders party thereto.

2.3 Form of Voting Agreement, dated as of July __, 2004, by the stockholders party thereto in favor of GVI Acquisition LLC.